EXHIBIT 99.4

TAX MATTERS AGREEMENT

     This TAX MATTERS AGREEMENT, dated as of June 2, 2004 (this “Agreement”), is entered into by and among THE HOUSTON EXPLORATION COMPANY, a Delaware corporation (“THX”), SENECA-UPSHUR PETROLEUM, INC., a West Virginia corporation and a wholly owned subsidiary of THX (“Subsidiary”), KEYSPAN CORPORATION, a New York corporation (“KeySpan”) and THEC HOLDINGS CORP., a Delaware corporation and a wholly owned subsidiary of KeySpan (“THEC”).

W I T N E S S E T H:

     WHEREAS, THEC intends to acquire all of the shares of Subsidiary from THX on the Closing Date pursuant to the Distribution Agreement dated June 2, 2004 among THEC, THX and Subsidiary (the “Distribution Agreement”);

     WHEREAS, the Parties to this Agreement intend that (i) the Contribution and Distribution qualify under Sections 355 and 368 of the Code and (ii) this Agreement constitute a plan of reorganization as that term is defined in Section 368 of the Code;

     WHEREAS, the Parties to the Agreement desire to allocate the liability for certain Taxes that may be owed to or asserted by a federal, state, local or other governmental Taxing Authority, and to provide for certain other Tax matters; and

     WHEREAS, it is appropriate and desirable to set forth principles and responsibilities of the Parties to this Agreement regarding the allocation of Tax and other related liabilities and adjustments with respect to Taxes, Tax procedures and other related Tax matters.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. The following terms shall have the following meanings (such meanings to apply equally to both the singular and the plural forms of the terms defined). All section references are to this Agreement unless otherwise stated. Capitalized terms used but not defined in this Agreement shall have the same meaning as in the Distribution Agreement.

          “Closing of the Books Method” means the apportionment of items between portions of a taxable period based on a closing of the book and records on the Closing Date (as if the Closing Date was the end of the taxable period), provided that, any items not susceptible to such apportionment shall be apportioned on the basis of elapsed days during the relevant portion of the taxable period.

          “Code” means the Internal Revenue Code of 1986, as amended, including any successor legislation.

          “Combined Income Tax Returns” means combined, consolidated, unitary, or other similar federal, state, local or other governmental income or franchise Tax Returns filed by THX or one or more of its Affiliates and with Subsidiary.

          “Final Determination” means with respect to any issue (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (b) a closing agreement whether or not entered into under Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding or (c) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

          “Income Tax” means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including capital gains tax but not including sales, use, real or personal property, transfer or similar taxes) or (2) multiple bases, if one or more of the bases upon which the Tax may be based is measured by or calculated with respect to, or is described in clause (1) or (b) any U.S. state or local franchise tax.

          “Other Tax” shall mean any Tax other than an Income Tax.

          “Party” shall mean any of THX, Subsidiary, KeySpan or THEC, as the case may be.

          “Straddle Period” shall mean any taxable period commencing prior to, and ending after, the Closing Date.

          “Tax” means any United States federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

          “Taxing Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          “Tax-Free Split-Off” means a split-off that qualifies under Section 355(a) of the Code (and to which Section 355(d) and (e) of the Code does not apply).

          “Tax Return” means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

          “THX Group” means (a) THX and those members of the affiliated group (as defined in Section 1504 of the Code) of which THX is the parent and which file a consolidated Tax Return for U.S. federal Income Taxes with THX and Subsidiary and (b) any corporations which file Combined Income Tax Returns.

ARTICLE II
ALLOCATION OF TAX LIABILITIES

SECTION 2.01. Indemnity.

     (a) THX shall indemnify and hold THEC and KeySpan harmless from and against any loss, claim, liability, expense or other damage (a “Loss”) attributable to (i) all Taxes of Subsidiary for any taxable period ending on or before the Closing Date and the portion of any Straddle Period that ends on the Closing Date (a “Pre-Closing Tax Period”), other than Taxes imposed in respect of transactions not in the ordinary course of business on the Closing Date after the Closing by, or at the direction of, THEC, KeySpan, Subsidiary or any Affiliate thereof, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Subsidiary (or a predecessor of the foregoing) was a member prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or analogous or similar state, local, or foreign law or regulation; (iii) all Taxes arising out of or related to any breach of the covenant of THX contained in Section 2.04(a); and (iv) all Taxes arising out of or related to any breach of any representation or warranty of THX contained in Section 4.01.

     (b) THEC and KeySpan shall indemnify and hold THX harmless from and against any Loss attributable to (i) all Taxes of Subsidiary for any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date (a “Post-Closing Tax Period”), (ii) any Taxes imposed in respect of transactions not in the ordinary course of business on the Closing Date after the Closing by, or at the direction of, THEC, KeySpan, Subsidiary or any Affiliate thereof, (iii) any Taxes imposed as a result of any breach of the covenant of THEC and KeySpan contained in Section 2.04(b); provided, however, that THEC and KeySpan shall not be required to indemnify THX under this Section 2.01(b)(iii) if such Taxes would not have been imposed but for an issuance, sale or disposition by THX of its stock following the Split-Off in a transaction which is part of a plan, together with the Split-Off, within the meaning of Section 355(e), (iv) all Taxes arising out of or related to any breach of representation or warranty contained in Section 4.02.

     (c) Except as explicitly provided in this Section 2.01, in the event that there is a Final Determination that the Distribution failed to qualify as a Tax-Free Split-Off, each Party shall bear its own liability for any Taxes arising from such determination (together with any expense including, but not limited to, attorney’s fees) and neither THX or THEC shall be required to indemnify the other Party for any Tax liability as a result of the Distribution failing to qualify as a Tax-Free Split-Off.

     (d) In the case of any Straddle Period, Taxes for the Pre-Closing Tax Period and the Post-Closing Tax Period shall be determined based on the Closing of the Books Method.

     (e) For purposes of determining the amount of any Loss incurred by a Party, such Loss shall be offset by the amount of any Tax Benefit actually realized by the indemnified Party that would not have been realized but for such Loss or the payment of any indemnity in respect thereof. For purposes of this Agreement, a “Tax Benefit” means an amount by which the Tax liability of the indemnified Party is reduced (including by deduction or credit), plus any related interest received from the taxing authority. For purposes of this paragraph, the indemnified Party will be deemed to recognize a Tax Benefit with respect to a taxable year if, and to the extent that, the indemnified Party’s cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Loss and the receipt of indemnity payments therefor from all taxable years, exceeds the indemnified Party’s actual cumulative tax liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Loss and the receipt of indemnity payments therefor for all taxable years (to the extent permitted by relevant Tax law and treating such Tax items as the last items taken into account for any taxable year). When, as, and if the indemnified Party recognizes any Tax Benefit attributable to the Loss after the making of indemnification payments therefor, and to the extent such Tax Benefit has not reduced the amount of such indemnification payments, the indemnified party will promptly after recognition thereof pay in cash the amount of such recognized Tax Benefit to an account specified by the indemnifying Party.

SECTION 2.02. Refunds.

     (a) Except as provided in Section 3.07, any refund, offset, credit, or other benefit (including interest received thereon) (a “Refund”), of Tax of Subsidiary that relates to a Pre-Closing Tax Period shall be for the account of THX. To the extent Subsidiary, THEC or KeySpan receives a Refund relating to a Pre-Closing Tax Period, such Party shall promptly pay or cause to be paid the amount of the Refund to THX, less reasonable out of pocket costs directly related to the receipt and payment of the Refund. Any Refund that relates to a Post-Closing Tax Period shall be for the account of THEC. To the extent THX receives a Refund relating to a Post-Closing Tax Period, THX shall promptly pay or cause to be paid the amount of the Refund to THEC, less reasonable out of pocket costs directly related to the receipt and payment of the Refund.

     (b) Each Party shall, if reasonably requested by the other Party, cause the relevant entity to file for and use its reasonable best efforts to obtain and expedite the receipt of any Refund to which such requesting Party is entitled under Section 2.02(a).

SECTION 2.03. Amended Returns and Contests.

     (a) THX shall have the exclusive right to file any amended Tax Returns and to control any audit or other administrative or judicial proceeding with respect to all Taxes of Subsidiary for any Pre-Closing Tax Period and any other matter resulting in any asserted Tax liability with respect to which THX provides indemnification under this Article II; provided that, other than in the case of a Combined Income Tax Return, if THX reasonably determines that the filing of any such amended Tax Return could reasonably be expected to have a material adverse impact on Subsidiary for a Post-Closing Tax Period, such Tax Return shall not be filed unless THX obtains prior written consent of THEC, which consent shall not be unreasonably withheld.

     (b) THEC shall have the exclusive right to file any amended Tax Returns and to control any audit or other administrative or judicial proceeding with respect to all Taxes of Subsidiary for any Post-Closing Tax Period and any other matter resulting in any asserted Tax liability with respect to which THEC provides indemnification under this Article II.

     (c) In the case of an audit or other administrative or judicial proceeding that relates to a Straddle Period, the Parties shall use reasonable efforts to cause such proceedings to be bifurcated between the period ending on the Closing Date and the period beginning after the Closing Date. If the Parties are able to cause the audit to be so bifurcated, then Sections 2.03(a) and (b) hereof shall govern the control of such proceedings. To the extent that the Parties are unable to cause such bifurcation, THX and THEC shall jointly control such proceedings relating to the Straddle Period.

     (d) THEC shall notify THX (or cause THX to be notified) within thirty (30) days of receipt of any communication to or by THEC or any Affiliate of THEC from or with any Taxing Authority concerning Taxes, interest, penalties or additions to Tax owed by THEC or any Affiliate for which indemnification may be claimed from THX pursuant to the provisions of this Article II. In addition, THEC shall notify THX (or cause THX to be notified) at least forty-five (45) days prior to the date it or any Affiliate of THEC intends to make a payment of any Taxes, interest or penalties which are indemnifiable by THX pursuant to the provisions of this Article II. THX shall notify THEC (or cause THEC to be notified) within thirty (30) days of receipt of any communication to or by THX or any Affiliate of THX from or with any Taxing Authority concerning Taxes, interest, penalties or additions to Tax owed by THEC or any THEC entity from which indemnification may be claimed pursuant to this Article II. In addition, THX shall notify THEC (or cause THEC to be notified) at least forty-five (45) days prior to the date it or any Affiliate of THX intends to make a payment of any Taxes, interest or penalties which are indemnifiable by THEC pursuant to the provisions of this Article II. The failure by THEC or THX to notify the other pursuant to this Section 2.03 shall not constitute a waiver of any of the failing Party’s claims to indemnification except to the extent of material prejudice to the indemnifying Party.

     (e) Neither THEC nor THX may enter into any settlement of any audit, litigation or other proceeding or otherwise compromise any Tax matter that affects or may affect the Tax liability of the other party without the prior written consent of the other party, which will not be unreasonably withheld.

SECTION 2.04. Covenants.

     (a) THX hereby covenants to THEC and KeySpan that, if THX reasonably determines that any of the following could reasonably be expected to have a material adverse impact on Subsidiary for a Post-Closing Period, neither THX nor the Subsidiary shall, between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Closing, except as otherwise required by law, directly or indirectly, do such action without the prior written consent of KeySpan, which consent shall not be unreasonably withheld: (i) change or make any new tax elections with respect to Subsidiary, (ii) change any annual tax accounting period of Subsidiary, (iii) change materially any method of accounting of Subsidiary with respect to Taxes, (iv) file any amended return of Subsidiary, (v) surrender any right to claim a Tax refund of Subsidiary, (vi) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment of Subsidiary, or (vii) settle or compromise any material federal, states, local or foreign Tax liability of Subsidiary.

     (b) KeySpan and THEC covenant that none of KeySpan, THEC, Subsidiary or any Affiliate thereof shall dispose of (i) stock of Subsidiary representing a 50-percent interest in Subsidiary or (ii) stock of THX, other than to THX, in each case in a transaction which is part of a “plan” within the meaning of Section 355(e), in which one or more persons acquire, directly or indirectly, a 50-percent or greater interest in Subsidiary or THX, as applicable.

ARTICLE III
RESPONSIBILITY FOR TAX RETURNS AND PAYMENT OF TAXES

SECTION 3.01. THX’s Responsibility for the Preparation of Tax Returns and for the Payment of Taxes.

     (a) THX shall prepare and file (or cause to be prepared and filed) all Combined Income Tax Returns for all taxable periods of Subsidiary ending on or before the Closing Date. THX will have sole responsibility and will pay any Taxes with respect to such Tax Returns. No later than thirty (30) days prior to the due date (including extensions) for any such Tax Return, THEC will provide THX with any necessary information relating to Subsidiary and legal authority for THX to prepare such returns and reports and to pay such Taxes. Such Combined Income Tax Returns shall be prepared by THX in a manner consistent with past practice, to the extent permissible under applicable law.

     (b) To the extent that Subsidiary is included in any Combined Income Tax Return with the THX Group for a taxable period that includes the Closing Date, THX shall include in such Tax Return the results of Subsidiary on the basis of the Closing of the Books Method.

SECTION 3.02. THEC’s Responsibility for the Preparation of Tax Returns and for the Payment of Taxes. THEC shall prepare and file (or cause to be prepared and filed) all Tax Returns with respect to Subsidiary for taxable periods beginning after the Closing Date. THEC shall pay (or cause to be paid) any Taxes due with respect to such Tax Returns.

SECTION 3.03. Responsibility for the Preparation of Straddle Period Tax Returns and for the Payment of Straddle Period Taxes.

     (a) THEC shall prepare and file (or cause to be prepared and filed) all Tax Returns of Subsidiary for any Straddle Period. All such Tax Returns shall be submitted to THX no later than thirty (30) days prior to the due date for filing of such Tax Returns (or if such due date is within forty-five (45) days following the Closing Date, as promptly as practicable following the Closing Date). THX shall have the right to review such Tax Returns and to review all work papers and procedures used to prepare any such Tax Return. If THX, within ten (10) business days after delivery of any such Tax Return, notifies THEC in writing that it objects to any of the items in such Tax Return, THEC and THX shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by an internationally recognized independent accounting firm chosen by both THEC and THX. Upon resolution of all such items, the relevant Straddle Period Tax Return shall be filed on that basis. The costs, fees and expenses of such accounting firm shall be borne equally by THEC and THX.

     (b) Subject to Section 2.01(b)(ii), THX shall be liable for the Taxes shown on the Tax Returns filed pursuant to Section 3.03(a) with respect to the portion of the Straddle Period ending on the Distribution Date. THEC shall be liable for the portion of such Taxes with respect to the portion of the Straddle Period beginning after the Closing Date. The allocation of the Taxes shall be apportioned between the periods in accordance with the Closing of the Books Method. THX shall pay to THEC the Taxes for which it is liable no later than five (5) days prior to the due date for the payment of such Taxes.

     (c) All Straddle Period Tax Returns of Subsidiary shall be prepared on a basis consistent with the elections, accounting methods, conventions, assumptions and principles of taxation on the most recently filed Tax Returns of Subsidiary involving similar matters unless THEC obtains prior written consent of THX (which consent shall not be unreasonably withheld).

SECTION 3.04. Responsibility for the Preparation of Other Tax Returns and for the Payment of Other Taxes. THX shall prepare all Tax Returns relating to Other Taxes of Subsidiary for taxable periods ending on or before the Closing Date, including for taxable year 2003. All such Tax Returns that are to be prepared by THX pursuant to this paragraph shall be submitted to THEC no later than thirty (30) days prior to the due date for filing of such Tax Returns (or if such due date is within forty-five (45) days following the Closing Date, as promptly as practicable following the Closing Date). THX shall pay (or cause to be paid) to THEC any Other Taxes due with respect to such Tax Returns no later than ten (10) days prior to the due date for the payment of such Taxes. THEC shall file (or cause to be filed) such Tax Returns.

SECTION 3.05. Cooperation and Exchange of Information. THX, on the one hand, and THEC, on the other will provide each other with such cooperation and information as either of them reasonably may request of the other in (i) filing any Tax Return, amended return or claim for refund, (ii) determining a liability for Taxes or a right to a refund of Taxes or (iii) participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxing authorities. Each Party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Any information obtained under this Section 3.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. The obligations set forth in this Section 3.05 shall continue until the longer of (i) the time of a Final Determination or (ii) expiration of all applicable statutes of limitations, to which the records and information relate. For purposes of the preceding sentence, each party shall assume that no applicable statute of limitations has expired unless such party has received notification or otherwise has actual knowledge that such statute of limitations has expired.

SECTION 3.06. Tax Sharing Agreements. All tax-sharing agreements or similar arrangements with respect to or involving Subsidiary or the Business shall be terminated as of the Closing Date and, after the Closing Date, Subsidiary shall not be bound thereby or have any liability thereunder.

SECTION 3.07. Carrybacks. To the extent permitted by law, THEC and Subsidiary shall elect to forego a carry back of any net operating losses, capital losses or credits for any taxable period ending after the Closing Date to a Pre-Closing Tax Period. If and to the extent that THEC and Subsidiary are not permitted by applicable law to elect to forego such carryback and THEC requests in writing that THX obtain a Refund with respect to such carryback, then (a) THX shall take all reasonable measures to obtain a Refund with respect to such carryback (including by filing an amended Tax Return) and (b) to the extent that THX receives a Refund attributable to such carryback, THX shall pay such Refund to THEC. THX shall be entitled to reduce the amount of any such Refund for its reasonable costs and expenses including any Taxes incurred in connection with such refund.

SECTION 3.08. Interest. In the event that any payment required to be made under this Agreement is made after the date on which said payment is due, interest shall accrue on such amount from the due date of the payment through the date such payment is actually made at the rate designated from time to time in Section 6621(a)(2) of the Code, compounded on a daily basis.

SECTION 3.09. Transfer Taxes. THEC shall bear any and all stamp, duty, transfer, sales and use or similar Taxes incurred in connection with the Contribution and Distribution.

ARTICLE IV
REPRESENTATIONS

SECTION 4.01. Except as provided for in Exhibit A, (i) Subsidiary and, to the extent relating to the Business or Subsidiary, THX (1) has duly filed all Tax Returns relating to the Business or Subsidiary that it was required to file (taking into account any extensions of the filing deadlines which have been validly granted), and (2) has paid all Taxes due and payable whether or not shown thereon as owing; (ii) any deficiencies proposed with respect to Subsidiary or the Business as a result of any Tax Authority audits of Tax Returns and other audits to which Subsidiary or THX have knowledge have been paid or fully settled, and there are no disputes pending or threatened in writing as to Taxes payable by Subsidiary or with respect to the Business; (iii) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of Subsidiary for any period; (iv) Subsidiary is not (1) a party to any Tax sharing, allocation or indemnification agreement or similar arrangement, (2) required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Tax law) for any taxable year ending after the Closing Date, (3) and has not been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which THX is the common parent) or (4) liable for the Taxes of any Person (other than Subsidiary and the THX Group) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law); (v) Subsidiary will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period, or portion thereof, ending after the Closing Date as a result of any (1) change in method of accounting for a taxable period ending on or before the Closing Date, (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or before the Closing Date, (3) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), or (4) installment sale or open transaction disposition made on or before the Closing Date; (vi) there is no contract binding on Subsidiary or with respect to the Business covering any person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by Subsidiary by reason of Section 280G or Section 162(m) of the Code; (vii) Subsidiary has not entered into, or otherwise participated (directly or indirectly) in (1) any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or (2) to THX’s knowledge, any other “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b); (viii) the Subsidiary and to the extent relating to the Business or Subsidiary, THX have not made an election under Section 341(f) of the Code; and (ix) THX has no plan or intention to discontinue the active business of THX.

SECTION 4.02. None of THEC, KeySpan, Subsidiary, or any Affiliate thereof has any plan or intention to discontinue the active business of Subsidiary.

ARTICLE V
MISCELLANEOUS PROVISIONS

SECTION 5.01. Notice. Any payment, notice or communication required or permitted to be given under this Agreement shall be in writing (including facsimile) and mailed, faxed or delivered to the Parties at the following addresses (or at such other address as one Party may specify by notice to the other Party):

If to THX:	The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002
Facsimile: (713) 830-6885
Attention: John H. Karnes

and with a copy to	King & Spalding LLP
(which shall not	1100 Louisiana, Suite 2000
constitute notice to):	Houston, Texas 77002
Facsimile: (713) 751-3290
Attention: Christine B. LaFollette

If to THEC:	THEC Holdings Corp.
c/o KeySpan Energy Corporation
One Metrotech Center
Brooklyn, New York 11201-3850
Facsimile: (718) 403-3394
Attention: Saiyed Zain Mirza

and with a copy to	Simpson Thacher & Bartlett LLP
(which shall not	425 Lexington Avenue
constitute notice to):	New York, New York 10017
Facsimile: (212) 455-2502
Attention: William R. Dougherty

If to KeySpan:	KeySpan Corporation
One Metrotech Center
Brooklyn, New York 11201-3850
Facsimile: (718) 403-2161
Attention: Steven L. Zelkowitz

and with a copy to	KeySpan Corporation
(which shall not	Office of the General Counsel
constitute notice to):	One Metrotech Center
Brooklyn, New York 11201-3850
Facsimile: (718) 403-2809
Attention: John J. Bishar, Jr.

and with a copy to	Simpson Thacher & Bartlett LLP
(which shall not	425 Lexington Avenue
constitute notice to):	New York, New York 10017
Facsimile: (212) 455-2502
Attention: William R. Dougherty

     Notification of a change of address shall be given by either party to the other as provided in this Section 5.01. All such notices and communications shall be effective (i) when received, if mailed or delivered, or (ii) when confirmed by fax answerback, if faxed.

SECTION 5.02. Governing Law. This Agreement shall be governed by the laws applicable to contracts entered into and to be performed within the State of Delaware by residents thereof.

SECTION 5.03. Jurisdiction. Each Party agrees to submit itself exclusively to the personal jurisdiction of any Delaware court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 5.03.

SECTION 5.04. Waiver of Jury Trial. Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any dispute arising out of this Agreement.

SECTION 5.05. Entire Agreement. This Agreement embodies the entire understanding between the Parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the Parties with respect to such matters. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any Party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the Parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the Party sought to be bound. If, and to the extent, the provisions of this Agreement conflict with the Distribution Agreement, or any other agreement entered into in connection with the Distribution, the provisions of this Agreement shall control.

SECTION 5.06. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party; provided, however, that no such consent shall be required in the event of a merger, consolidation or sale of either THX or THEC. Subject to the preceding sentence, this Agreement shall be binding on, and shall inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and assigns.

SECTION 5.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same.

SECTION 5.08. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.

SECTION 5.09. Headings. Headings of sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

SECTION 5.10. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall survive for thirty days after the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

THE HOUSTON EXPLORATION COMPANY

By:	/s/ John H. Karnes

	Name:	John H. Karnes
	Title:	Senior Vice President and Chief
Financial Officer

SENECA-UPSHUR PETROLEUM, INC.

By:	/s/ James F. Westmoreland

	Name:	James F. Westmoreland
	Title:	Vice President

THEC HOLDINGS CORP.

By:	/s/ Michael J. Nilsen

	Name:	Michael J. Nilsen
	Title:	Vice President, Treasurer and
Comptoller

KEYSPAN CORPORATION

By:	/s/ Michael J. Taunton

	Name:	Michael J. Taunton
	Title:	Senior Vice President and Treasurer